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EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-93623), Form S-8 (File No. 333-93625) and Form S-3 (File No. 333-65730) of Triton PCS Holdings, Inc., and its subsidiaries of our report dated February 14, 2003, except for Note 16, as to which the date is February 26, 2003, and Note 17, as to which the date is May 19, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

Philadelphia Pennsylvania
May 21, 2003